Exhibit 10.4

Operating Agreement

This Operating Agreement (this “Agreement”) is made and entered into as of December 31, 2009 by and among:

Party A: AutoNavi Information Technology Co., Ltd.

Registered address: Room 2, 16/F Daheng Scitech Mansion, 3 Suzhou Street, Haidian District, Beijing

Party B: AutoNavi Software Co., Ltd.

Registered address: 1-5/F, Tower B1, 18 Changsheng Road, Changping Science and Technology Park, Beijing

Party C: Liu Dan

Address: 75 Group 2, Shengwan Village, Yuxin Town, Tianmen City, Hubei Province

Party D: Liu Peng

Address: Room 2206, 2/F, Wanke Xingyuan Chaoyang District, Beijing

Party E: Yuan Jianjun

Address: 37, Juqing Road, West Zijiang Road, Ziyang District, Yiyang City, Hunan Province

Party F: Xiao Jun

Address: Room 1110, Unit 2, Building 4, 6 South Chaoyang Gongyuan Road, Chaoyang District, Beijing

Party G: Jiang Derong

Address: Room 401, Unit 2, Building 1, Songfangyuan, Shangdi Xili, Haidian District, Beijing

Party H: Ye Wenzhi

Address: Group 3, Yujiazun Neighborhood Committee, Suoxiyu Town, Wulingyuan District, Zhangjiajie City, Hunan Province

Party I: Hou Jun

Address: 119, Shangxie Street, Xuanwu District, Beijing

Party J: Cheng Congwu

Address: Room 113, 1/F, Jia 18 Beitaiping Road, Haidian District, Beijing

WHEREAS:

1.	Party A is a wholly foreign owned enterprise established in the People’s Republic of China (the “PRC” or “China”).

2.	Party B is a limited liability company registered in the PRC engaging in its business within its approved scope of business with the approval of the relevant competent governmental authorities.

3.	Party A and Party B have built business relationship by entering into Exclusive Technology Consulting and Service Agreement, Know-how License Agreement, Domain Name License Agreement, Patent License Agreement and other agreements (the “Business Agreements” collectively).

4.	In accordance with the Exclusive Technology Consulting and Service Agreement entered into by Party A and Party B, Party B shall pay a sum of money to Party A and the daily operation of Party B will have a material effect on its ability to make payment to Party A.

5.	Party C is a shareholder of Party B and holds 16% equity interests of Party B.

6.	Party D is a shareholder of Party B and holds 6% equity interests of Party B.

7.	Party E is a shareholder of Party B and holds 6% equity interests of Party B.

8.	Party F is a shareholder of Party B and holds 10% equity interests of Party B.

9.	Party G is a shareholder of Party B and holds 6% equity interests of Party B.

10.	Party H is a shareholder of Party B and holds 5% equity interests of Party B.

11.	Party I is a shareholder of Party B and holds 26% equity interests of Party B.

12.	Party J is a shareholder of Party B and holds 25% equity interests of Party B.

13.	Each party agrees to further specify matters relating to the operation of Party B in accordance with the provisions of this Agreement.

NOW THEREFORE, through consultation, the parties agree as follows:

1.	For the purpose of ensuring the performance of the Business Agreements between Party A and Party B and the payment by Party B to Party A of each sum of money payable, Party B and Party B’s shareholders, i.e. Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J hereby agree that without the prior written consents of Party A, Party A’s affiliates and the directors and general manager recommended by Party A to Party B pursuant to Article 3 hereof, Party B will not conduct any transaction which may materially affect its assets, business, rights or operation, including without limitation:

1.1	to borrow money or incur any debt from any third party;

1.2	to sell to or acquire from any third parties any assets or rights, including without limitation any intellectual property rights;

1.3	to provide security interest with its assets or intellectual property rights for any third party;

1.4	to transfer its rights and obligations hereunder to any third party.

For purpose of this article and this Agreement, “affiliate” means with respect to any person, any other person directly or indirectly through one or more intermediates, controlling or controlled by or under common control with such person. For purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise.

2.	In order to ensure the performance of each agreement between Party A and Party B and the payment by Party B to Party A of each sum of money payable, Party B and Party B’s shareholders, i.e. Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J hereby agree to accept the corporate policies and directions advised by Party A from time to time concerning employee appointment and dismissal, daily operation and management and financial policies of Party B.

3.	Party B and Party B’s shareholders, i.e. Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J hereby agree that to the extent permitted by Chinese laws, Party B, Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J will appoint the persons nominated by Party A as Party B’s directors, and Party B will appoint the persons nominated by Party A as its general manager, chief financial officer and other senior officers.

In order to ensure the fulfillment of the aforesaid arrangement, Party A and Party B agree to cause the persons nominated by Party A to enter into with Party B director or senior officer employment agreements in conformity with the aforesaid arrangement.

4.	Party B and Party B’s shareholders, i.e. Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J hereby agree and acknowledge that in addition to the guarantee set forth in Article 1 hereof, if any performance bond or guarantee for working capital borrowings are needed in the course of business of Party B, Party B will first seek guarantee from Party A. In such case, Party A shall have the right (but no obligation) to provide at its own discretion appropriate guarantee for Party B. If Party A decides not to provide such guarantee, it shall notify Party B promptly in writing and Party B may seek guarantee from other third parties.

5.	If any agreement between Party A and Party B terminates or expires, Party A shall have the right (but no obligation) to terminate all the agreements between Party A and Party B, including without limitation the Exclusive Technology Consulting and Service Agreement.

6.	Any amendment or supplement to this Agreement shall be made in writing. The amendment and supplement duly executed shall constitute part of this Agreement and shall have the same legal effect as this Agreement.

7.	This Agreement shall be governed by and construed in accordance with the Chinese laws.

8.	The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through consultation in good faith. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with the current rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitral award shall be final and binding upon all parties hereto.

9.	Notice. Notices for the purpose of exercising the rights and performing the obligations hereunder shall be in writing and be delivered in person or by telex or facsimile to the addresses of the parties stated at the beginning of this Agreement or such other addresses as may be notified in wiring from time to time. Notices delivered in person shall be effective only upon delivery. Notices sent by telex or facsimile shall be effective upon sending. If any notice is delivered on the date that is not a business day or after the close of business, the business day immediately following such day shall be deemed as the delivery date. The written form includes facsimile and telex.

10.	This Agreement shall be executed by the authorized representatives of the parties hereto and take effect as of the date first written above. This Agreement shall remain in force until September 27, 2016 unless it is early terminated pursuant to the terms of this Agreement. Upon written confirmation by Party B before the expiry of this Agreement, the term of this Agreement may be extended for such period of time as is written confirmed by Party B.

11.	This Agreement shall be terminated on the date of expiry of this Agreement unless it is extended pursuant to the terms of this Agreement. Party B, Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J may not terminate this Agreement within the term of this Agreement. Notwithstanding the above, Party A shall have the right to terminate this Agreement by a 30 days’ prior written notice to Party B, Party C, Party D, Party E, Party F, Party G, Party H, Party I and Party J.

12.	This Agreement shall be written in Chinese in ten counterparts.

IN WITNESS WHEREOF, the parties hereto have caused their respective authorized representatives to execute this Agreement on the date first written above.

(The remainder is left blank intentionally)

(Signature page)

Party A: AutoNavi Information Technology Co., Ltd.
/sea/
Authorized Representative:	/s/ Cheng Congwu

Party B: AutoNavi Software Co., Ltd.
/sea/
Authorized Representative:	/s/ Hou Jun

Party C: Liu Dan
/s/ Liu Dan

Party D: Liu Peng
/s/ Liu Peng

Party E: Yuan Jianjun
/s/ Yuan Jianjun

Party F: Xiao Jun
/s/ Xiao Jun

Party G: Jiang Derong
/s/ Jiang Derong

Party H: Ye Wenzhi
/s/ Ye Wenzhi

Party I: Hou Jun
/s/ Hou Jun

Party J: Cheng Congwu
/s/ Cheng Congwu